Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

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                               INTELLI-CHECK, INC.
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             (Exact name of registrant as specified in its charter)

          New York                                               11-3234779
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(State or other jurisdiction                                  (I.R.S. Employer
     of incorporation)                                         Identification
                                                               Number)

 775 Park Avenue, Suite 340, Huntington, New York                  11743
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(Address of Principal Executive Offices)                        (Zip Code)

                             1998 Stock Option Plan
                             1999 Stock Option Plan
                            -------------------------
                            (Full Title of the Plans)

                            Arnold N. Bressler, Esq.
                    Milberg Weiss Bershad Hynes & Lerach LLP
                             One Pennsylvania Plaza
                          New York, New York 10119/0165
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                     (Name and address of agent for service)

                                 (212) 594-5300
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                     (Telephone number, including area code,
                              of agent for service)

Approximate date of commencement of proposed sale to the public:
As Soon As Practicable After Registration Statement Becomes Effective.

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                          Exhibit Index Begins on Page

                  (Facing Page Continued on the Following Page)

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                         CALCULATION OF REGISTRATION FEE

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                                    Proposed      Proposed
 Title of                            Maximum       Maximum
Securities            Amount        Offering      Aggregate         Amount of
  to be               to be         Price Per     Offering         Registration
Registered          Registered      Share (1)     Price (1)             Fee
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Common Shares,       1,400,000      $12.69(2)    $17,766,000          $4,690
par value $.001      shares
per share

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(1)   Estimated solely for the purpose of calculating the registration fee.

(2) Based upon the average of the high and low prices of the Common Shares on the American Stock Exchange, Inc. on October 9, 2000 of $12.69 per share.

      Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

      The following documents filed with the Commission (File No. 001-15465) pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement.

      (1) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

      (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.

      (3) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

      (4) The Company's Registration Statement on Form SB-2 (File No. 333-87797) filed September 24, 1999 (the "Registration Statement").

      (5) Amendment No. 1 to the Registration Statement filed November 1, 1999.

      (6) Amendment No. 2 to the Registration Statement filed November 15, 1999.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interest of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Officers and Directors.

      Sections 721 through 726 inclusive of the Business Corporation Law of New York permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Company's Certificate of


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Incorporation requires the Company to indemnify its officers, directors and employees to the fullest extent permitted by law, including full or partial indemnification for any judgment, settlement or related expense. In addition, advances of expenses to officers and directors are permitted upon an undertaking by the person to be indemnified to repay all such expenses if he or she is ultimately found not to be entitled to indemnification. The indemnification provision in the Company's Certificate of Incorporation applies to all actions and proceedings including those brought by or in the right of the Company. Directors and officers remain liable for acts and omissions not in good faith or which involve intentional misconduct and transactions from which such officer or director derives improper personal benefit. In March 1999, the Company purchased an aggregate of $5,000,000 of insurance from National Union Fire Insurance Company of Pittsburgh for indemnification of all of its directors and officers at a cost of $49,500.00.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

Exhibit
Number                            Description


10.1 1998 Stock Option Plan -- incorporated by reference to the Registrant's Registration Statement on Form SB-2 filed September 24, 1999.

10.2 1999 Stock Option Plan -- incorporated by reference to the Registrant's Registration Statement on Form SB-2 filed September 24, 1999.

23           Consent of Arthur Andersen LLP.

Item 9. Undertakings.

(1)   The undersigned Registrant hereby undertakes:

            (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any


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

      material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(i)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

            (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of October, 2000.

                                            INTELLI-CHECK, INC.

                                            By:    /s/ Frank Mandelbaum
                                               ---------------------------------
                                                        Frank Mandelbaum
                                                      Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:  October 9, 2000                             /s/ Frank Mandelbaum
                                            ------------------------------------
                                                     Frank Mandelbaum
                                                   Chairman of the Board,
                                            Chief Executive Officer and Director


Date:  October  , 2000
                                            ------------------------------------
                                                       Kevin Messina
                                                      Senior Executive
                                                Vice President - Technology
                                           Chief Technology Officer and Director

Date:  October 9, 2000                             /s/ Edwin Winiarz
                                            ------------------------------------
                                                     Edwin Winiarz
                                             Senior Executive Vice President,
                                                Treasurer, Chief Financial
                                                   Officer and Director

Date:  October 9, 2000                                /s/ Paul Cohen
                                            ------------------------------------
                                                        Paul Cohen
                                                        Director

Date:  October 9, 2000                              /s/ Evelyn Berezin
                                            ------------------------------------
                                                       Evelyn Berezin
                                                         Director


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Date:  October 9, 2000                               /s/ Charles McQuinn
                                            ------------------------------------
                                                        Charles McQuinn
                                                           Director

Date:  October 9, 2000                               /s/ Howard Davis
                                            ------------------------------------
                                                         Howard Davis
                                                          Director

Date:  October , 2000
                                            ------------------------------------
                                                        Jeffrey Levy
                                                         Director

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